EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP.
t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979
t E-MAIL changgpark@gmail.comt

June 9, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: RegalWorks Media, Inc.
SEC File No. 000-52846

On June 6, 2014 our appointment as auditor for RegalWorks Media, Inc. ceased. I have read RegalWorks Media, Inc.’s statements included under Item 4.01 of its Form 8-K dated June 9, 2014 and agree with such statements, insofar as they apply to this firm.

Very truly yours,

/s/ PLS CPA

 PLS CPA, A Professional Corp.

San Diego, CA. 92111